For Immediate Release

Hasbro Reports Third Quarter 2024 Financial Results
Maintains Full Year EBITDA Guidance & Declares Quarterly Dividend

Pawtucket, R.I., October 24, 2024 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the third quarter 2024.

"Outperformance within our gaming and licensing businesses in the third quarter highlights the strength in two of our highest profit areas," said Chris Cocks, Hasbro Chief Executive Officer. "Our key initiatives around digital, licensing and reinvigorating our product innovation are bearing fruit.”

"We continue to execute our turnaround efforts and are poised to finish the year with improved profitability, cash flow and operational rigor", said Gina Goetter, Hasbro’s Chief Financial Officer.

Third Quarter 2024 Highlights

•Third quarter Hasbro, Inc. revenue declined 15%; excluding the eOne divestiture, revenue declined 9%. Wizards of the Coast and Digital Gaming segment declined 5% due to the lap of Baldur's Gate 3 and Consumer Products declined 10% behind softer volume.
•Operating profit of $302 million and operating margin of 23.6% includes $27 million of costs for intangible amortization associated with eOne and costs associated with the Company's transformation.
•Adjusted operating profit of $329 million (-$14 million vs. PY) and adjusted operating margin of 25.7% (+2.9 points vs. PY), driven by favorable business mix, supply chain productivity, and lower operating costs.
•Delivered $87 million of net cost savings and approximately $177 million year to date; on track for full-year net savings commitment.
•Hasbro owned inventory down 39% versus prior year, including a 40% decline in Consumer Products inventory versus the third quarter 2023.
•Reported net earnings of $1.59 per diluted share; adjusted net earnings of $1.73 per diluted share benefiting from favorable business mix and improved profitability.
•Paid $98 million in cash dividends to shareholders in the quarter.

Third Quarter 2024 Segment Details

•Wizards of the Coast and Digital Gaming Segment
•Revenue decreased 5% as growth in MAGIC: THE GATHERING was offset by expected declines in Licensed and Digital Gaming due to the launch of Baldur's Gate 3 in the third quarter 2023.
•MAGIC: THE GATHERING revenue increased 3% behind growth in tabletop and ARENA.
•Monopoly Go! contributed $30M of revenue, in line with guidance.
•Operating profit declined 11% and operating margin of 44.9%, down 3.1 points due to lower digital licensing revenue.

•Consumer Products Segment
•Revenue decrease of 10% driven by exited brands, reduced closeouts and softer than anticipated volume; declines partially offset by new product innovation and strength in consumer products licensing.
•Operating margin of 14.1% and adjusted operating margin of 15.1% (+3.9 points vs. PY) behind favorable mix, supply chain cost productivity and reduced operating expenses offsetting the volume deleverage.
•Growth in Beyblade, TRANSFORMERS and FURBY and in licensed consumer products for MY LITTLE PONY.

•Entertainment Segment
•Revenue decline of 86% impacted by the eOne divestiture; absent this impact, revenue declined 17% driven by the timing of the delivery of deals.
•Operating profit of $10 million compared to operating loss of $469 million in the third quarter 2023.
•Adjusted operating profit of $13 million compared to adjusted operating profit of $8 million in the third quarter 2023.

Year to Date 2024 Highlights

•Year to date Hasbro revenue declined 18% driven primarily by the eOne divestiture; excluding this impact, revenue declined 8%. Growth of 7% in the Wizards of the Coast and Digital Gaming segment was offset by declines in Consumer Products (-16%) and Entertainment (-87%, or +1% excluding the eOne divestiture).
•Operating profit of $630 million and operating margin of 20.8% includes $96 million of costs for intangible amortization associated with eOne, loss on disposal of business and costs associated with the Company's transformation.
•Adjusted operating profit of $726 million (+$200 million vs. PY) and adjusted operating margin of 23.9% (+9.8 points vs. PY), driven by favorable business mix, lower royalty expense, supply chain productivity and lower operating costs.
•Reported net earnings of $3.00 per diluted share; adjusted net earnings of $3.56 per diluted share benefiting from improved operations and business mix.
•Operating cash flow of $588 million vs. $335 million in the prior year driven by the profitability improvement and favorability from working capital.

Year to Date 2024 Segment Details

•Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 7% driven by growth in MAGIC: THE GATHERING and strength in Licensed and Digital Gaming.
•Tabletop revenue increased 3% behind growth in MAGIC: THE GATHERING.
•Monopoly Go! contributed $74 million year to date.
•Operating profit increased 30% and operating margin of 47.0% due to higher digital licensing revenue mix of revenues and lower expenses, including royalties.

•Consumer Products Segment
•Revenue decrease of 16% driven by exited brands, reduced closeouts, and softer than anticipated volume offsetting growth in licensed consumer products.

•Operating margin of 3.6% and adjusted operating margin of 5.1% driven by favorable licensing mix, cost savings and productivity gains.

•Entertainment Segment
•Revenue decline of 87% impacted by the sale of eOne divestiture; absent this impact, revenue increased 1% driven by the timing of the delivery of deals.
•Operating profit of $15 million compared to operating loss of $801 million year to date 2023.
•Adjusted operating profit of $49 million compared to adjusted operating loss of $15 million year to date 2023.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2024 Company Outlook1

For the full year, the Company now expects:

•Consumer Products Segment revenue down 12% to 14%; Adjusted operating margin 4% to 6%.
•Wizards of the Coast and Digital Gaming Segment revenue flat to down 1%; Operating margin of approximately 42%.
•Pro-Forma Entertainment segment revenue down $15 million; Adjusted operating margin of approximately 60%.
•Total Hasbro Adjusted EBITDA of $975 million to $1.025 billion.
•Gross savings target of $750 million by year end 2025.

2024 Capital Allocation priorities:

•Invest in core business.
•Return cash to shareholders through the dividend.
•Continue to pay down debt and progress towards leverage target.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Dividend Announcement
During the third quarter, the Company paid $98 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on December 4, 2024, to shareholders of record at the close of business on November 20, 2024.

Conference Call Webcast

Hasbro will webcast its third quarter 2024 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and the exhilaration of play. Hasbro delivers play experiences for fans of all ages around the world through toys, games, licensed consumer products, digital games and services, location-based entertainment, film, TV, and more. With a portfolio of over 1,800 iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands, Hasbro brings fans together wherever they are, from tabletop to screen.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute, and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2024 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated cost savings; and financial targets and guidance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our business strategy and transformation initiatives;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing business and partnerships;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in technology;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks associated with international operations, such as conflict in territories in which we operate, currency conversion, currency fluctuations, the imposition or threat of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;

•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in accounting treatment, tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition-related costs, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs and certain non-cash asset impairment costs. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Kern Kapoor | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | communications@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	September 29, 2024	October 1, 2023
ASSETS
Cash and Cash Equivalents	$696.1	$185.5
Short-term Investments	489.3	—
Accounts Receivable, Net	1,069.2	1,102.0
Inventories	375.4	617.7
Prepaid Expenses and Other Current Assets	391.6	286.2
Assets Held for Sale	—	1,048.7
Total Current Assets	3,021.6	3,240.1
Property, Plant and Equipment, Net	564.2	474.6
Goodwill	2,278.9	3,238.8
Other Intangible Assets, Net	539.5	655.1
Other Assets	825.7	731.6
Total Assets	$7,229.9	$8,340.2

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Portion of Long-Term Debt	$500.0	$60.0
Accounts Payable	420.3	371.4
Accrued Liabilities	1,132.5	985.4
Liabilities Held for Sale	—	607.4
Total Current Liabilities	2,052.8	2,024.2
Long-Term Debt	3,462.6	3,654.6
Other Liabilities	404.8	438.2
Total Liabilities	5,920.2	6,117.0
Total Shareholders' Equity	1,309.7	2,223.2
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$7,229.9	$8,340.2

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Nine Months Ended
	September 29, 2024		October 1, 2023		September 29, 2024		October 1, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,281.3	100.0%	$1,503.4	100.0%	$3,033.9	100.0%	$3,714.4	100.0%
Costs and expenses:
Cost of sales	378.9	29.6%	494.5	32.9%	820.8	27.1%	1,132.0	30.5%
Program production cost amortization	7.9	0.6%	68.4	4.5%	24.5	0.8%	325.3	8.8%
Royalties	98.0	7.6%	106.9	7.1%	204.2	6.7%	295.8	8.0%
Product development	76.3	6.0%	76.7	5.1%	212.2	7.0%	232.4	6.3%
Advertising	101.9	8.0%	81.9	5.4%	213.8	7.0%	249.8	6.7%
Amortization of intangibles	17.1	1.3%	19.2	1.3%	51.2	1.7%	65.1	1.8%
Impairment of goodwill	—	—%	—	—%	—	—%	231.2	6.2%
Loss on disposal of business	—	—%	473.0	31.5%	24.4	0.8%	473.0	12.7%
Selling, distribution and administration	299.3	23.4%	352.3	23.4%	852.6	28.1%	1,050.0	28.3%
Total costs and expenses	979.4	76.4%	1,672.9	111.3%	2,403.7	79.2%	4,054.6	109.2%
Operating profit (loss)	301.9	23.6%	(169.5)	(11.3)%	630.2	20.8%	(340.2)	(9.2)%
Non-operating (income) expense:				—%
Interest expense	46.2	3.6%	47.1	3.1%	127.7	4.2%	140.0	3.8%
Interest income	(14.7)	(1.1)%	(3.8)	(0.3)%	(36.0)	(1.2)%	(15.6)	(0.4)%
Other (income) expense, net	(19.9)	(1.6)%	2.2	0.1%	(15.7)	(0.5)%	(0.7)	—%
Total non-operating expense, net	11.6	0.9%	45.5	3.0%	76.0	2.5%	123.7	3.3%
Earnings (loss) before income taxes	290.3	22.7%	(215.0)	(14.3)%	554.2	18.3%	(463.9)	(12.5)%
Income tax expense (benefit)	67.0	5.2%	(44.6)	(3.0)%	133.3	4.4%	(36.9)	(1.0)%
Net earnings (loss)	223.3	17.4%	(170.4)	(11.3)%	420.9	13.9%	(427.0)	(11.5)%
Net earnings attributable to noncontrolling interests	0.1	—%	0.7	—%	1.0	—%	1.2	—%
Net earnings (loss) attributable to Hasbro, Inc.	$223.2	17.4%	$(171.1)	(11.4)%	$419.9	13.8%	$(428.2)	(11.5)%

Net earnings (loss) per common share:
Basic	$1.60		$(1.23)		$3.01		$(3.09)
Diluted	$1.59		$(1.23)		$3.00		$(3.09)

Cash Dividends Declared	$0.70		$0.70		$1.40		$2.10

Weighted Average Number of Shares
Basic	139.5		138.8		139.3		138.7
Diluted	140.5		139.2		140.0		139.0
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Nine months ended
	September 29, 2024	October 1, 2023
Cash Flows from Operating Activities:
Net Earnings (Loss)	$420.9	$(427.0)
Loss on Disposal of Business	24.4	473.0
Impairment of Goodwill and Intangible Assets	—	231.2
Other Non-Cash Adjustments	185.8	545.6
Changes in Operating Assets and Liabilities	(43.5)	(487.9)
Net Cash Provided by Operating Activities	587.6	334.9

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(146.2)	(160.4)
Purchase of investments	(571.0)	—
Proceeds from sale of investments	91.0	—
Net (settlement) proceeds from sale of business	(12.0)	—
Other	2.8	(2.2)
Net Cash Utilized by Investing Activities	(635.4)	(162.6)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	498.6	2.5
Repayments of Long-Term Debt	—	(107.0)
Net Proceeds from Short-Term Borrowings	—	0.3
Dividends Paid	(292.2)	(290.9)
Payments Related to Tax Withholding for Share-Based Compensation	(13.0)	(15.7)
Stock-Based Compensation Transactions	7.6	—
Payments of Financing Costs	(5.3)	—
Other	(4.9)	(7.2)
Net Cash Provided (Utilized) by Financing Activities	190.8	(418.0)
Effect of Exchange Rate Changes on Cash	7.7	(11.5)
Net Increase (Decrease) in Cash and Cash Equivalents	150.7	(257.2)
Net Decrease in Cash Balances Held For Sale	—	(70.4)
Net Increase (Decrease) in Cash and Cash Equivalents	150.7	(327.6)
Cash and Cash Equivalents at Beginning of Year	545.4	513.1
Cash and Cash Equivalents at End of Period	$696.1	$185.5

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended September 29, 2024			Three Months Ended October 1, 2023
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$1,281.3	$—	$1,281.3	$1,503.4	$—	$1,503.4	-15%
Operating Profit (Loss)	301.9	26.8	328.7	(169.5)	512.1	342.6	-4%
Operating Margin	23.6%	2.1%	25.7%	-11.3%	34.1%	22.8%

Segment Results
Consumer Products:
External Net Revenues	$860.1	$—	$860.1	$956.9	$—	$956.9	-10%
Operating Profit	121.0	9.1	130.1	96.1	10.9	107.0	22%
Operating Margin	14.1%	1.1%	15.1%	10.0%	1.1%	11.2%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$404.0	$—	$404.0	$423.6	$—	$423.6	-5%
Operating Profit	181.2	—	181.2	203.4	—	203.4	-11%
Operating Margin	44.9%	—	44.9%	48.0%	—	48.0%

Entertainment:
External Net Revenues	$17.2	$—	$17.2	$122.9	$—	$122.9	-86%
Operating Profit (Loss)	9.8	3.4	13.2	(468.5)	476.6	8.1	63%
Operating Margin	57.0%	19.8%	76.7%	>-100%	>100%	6.6%

Corporate and Other:
Operating Profit (Loss)	$(10.1)	$14.3	$4.2	$(0.5)	$24.6	$24.1	-83%
(1) Amounts within this section may not sum due to rounding

	Three Months Ended
Net Revenues by Brand Portfolio	September 29, 2024	October 1, 2023	% Change
Franchise Brands (1)	$941.6	$1,011.0	-7%
Partner Brands	190.1	228.2	-17%
Portfolio Brands (2)	149.6	170.6	-12%
Non-Hasbro Branded Film & TV (2)	—	93.6	-100%
Total	$1,281.3	$1,503.4

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the three months ended October 1, 2023, have been restated to reflect the movement, resulting in a change of $0.3.

	Three Months Ended
	September 29, 2024	October 1, 2023	% Change
MAGIC: THE GATHERING	$296.3	$287.4	3%
Hasbro Total Gaming (1)	593.2	628.0	-6%
(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	September 29, 2024	October 1, 2023	% Change
North America	$526.8	$573.6	-8%
Europe	162.3	208.7	-22%
Asia Pacific	81.9	61.8	33%
Latin America	89.1	112.8	-21%
Net revenues	$860.1	$956.9

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	September 29, 2024	October 1, 2023	% Change
Tabletop Gaming	$296.8	$290.5	2%
Digital and Licensed Gaming	107.2	133.1	-19%
Net revenues	$404.0	$423.6

	Three Months Ended
Entertainment Segment Net Revenues by Category	September 29, 2024	October 1, 2023	% Change
Film and TV	$1.6	$102.1	-98%
Family Brands	15.6	20.8	-25%
Net revenues	$17.2	$122.9

	Nine Months Ended September 29, 2024			Nine Months Ended October 1, 2023
Operating Results (1)	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$3,033.9	$—	$3,033.9	$3,714.4	$—	$3,714.4	-18%
Operating Profit (Loss)	630.2	95.9	726.1	(340.2)	866.8	526.6	38%
Operating Margin	20.8%	3.2%	23.9%	-9.2%	23.3%	14.2%

Segment Results
Consumer Products:
External Net Revenues	$1,797.6	$—	$1,797.6	$2,132.5	$—	$2,132.5	-16%
Operating Profit	64.8	27.2	92.0	61.5	32.3	93.8	-2%
Operating Margin	3.6%	1.5%	5.1%	2.9%	1.5%	4.4%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,172.3	$—	$1,172.3	$1,094.4	$—	$1,094.4	7%
Operating Profit	551.1	—	551.1	422.5	—	422.5	30%
Operating Margin	47.0%	—	47.0%	38.6%	—	38.6%

Entertainment:
External Net Revenues	$64.0	$—	$64.0	$487.5	$—	$487.5	-87%
Operating Profit (Loss)	14.6	34.5	49.1	(801.4)	786.2	(15.2)	>100%
Operating Margin	22.8%	53.9%	76.7%	>-100%	>100%	-3.1%

Corporate and Other:
Operating Profit (Loss)	$(0.3)	$34.2	$33.9	$(22.8)	$48.3	$25.5	33%

(1) Amounts within this section may not sum due to rounding

	Nine Months Ended
Net Revenues by Brand Portfolio	September 29, 2024	October 1, 2023	% Change
Franchise Brands (1)	$2,334.7	$2,412.8	-3%
Partner Brands	402.4	533.8	-25%
Portfolio Brands (2)	296.8	370.6	-20%
Non-Hasbro Branded Film & TV (2)	—	397.2	-100%
Total	$3,033.9	$3,714.4

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the nine months ended October 1, 2023, have been restated to reflect the movement, resulting in a change of $1.2.

	Nine Months Ended
	September 29, 2024	October 1, 2023	% Change
MAGIC: THE GATHERING	$870.2	$827.5	5%
Hasbro Total Gaming (1)	1,549.6	1,505.7	3%
(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Nine Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	September 29, 2024	October 1, 2023	% Change
North America	$1,072.0	$1,234.7	-13%
Europe	341.8	472.2	-28%
Asia Pacific	193.3	191.5	1%
Latin America	190.5	234.1	-19%
Net revenues	$1,797.6	$2,132.5

	Nine Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	September 29, 2024	October 1, 2023	% Change
Tabletop Gaming	$832.6	$806.9	3%
Digital and Licensed Gaming	339.7	287.5	18%
Net revenues	$1,172.3	$1,094.4

	Nine Months Ended
Entertainment Segment Net Revenues by Category	September 29, 2024	October 1, 2023	% Change
Film and TV	$3.4	$423.8	-99%
Family Brands	60.6	63.7	-5%
Net revenues	$64.0	$487.5

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of EBITDA and Adjusted EBITDA (1)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net Earnings (Loss) Attributable to Hasbro, Inc.	$223.2	$(171.1)	$419.9	$(428.2)
Interest expense	46.2	47.1	127.7	140.0
Income tax expense (benefit)	67.0	(44.6)	133.3	(36.9)
Net earnings attributable to noncontrolling interests	0.1	0.7	1.0	1.2
Depreciation expense	24.4	33.4	74.0	88.0
Amortization of intangibles	17.1	19.2	51.2	65.1
EBITDA	$378.0	$(115.3)	$807.1	$(170.8)

Stock compensation	14.1	19.2	26.9	54.1
Strategic transformation initiatives (2)	6.0	8.4	18.5	29.4
Restructuring and severance costs (3)	0.4	—	7.8	—
Loss on disposal of business (4)	—	473.0	24.4	473.0
eOne Film and TV business divestiture related costs (5)	7.9	16.2	7.9	16.9
Impairment of goodwill and intangible assets (6)	—	—	—	296.2
Adjusted EBITDA	$406.4	$401.5	$892.6	$698.8
(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) Impairment of goodwill and intangible assets represent non-cash charges incurred within the Entertainment segment related to the eOne Film and TV business.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of Adjusted Operating Profit (1)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

Operating Profit (Loss)	$301.9	$(169.5)	$630.2	$(340.2)
Consumer Products	121.0	96.1	64.8	61.5
Wizards of the Coast and Digital Gaming	181.2	203.4	551.1	422.5
Entertainment	9.8	(468.5)	14.6	(801.4)
Corporate and Other	(10.1)	(0.5)	(0.3)	(22.8)

Non-GAAP Adjustments	$26.8	$512.1	$95.9	$866.8
Consumer Products	9.1	10.9	27.2	32.3
Entertainment	3.4	476.6	34.5	786.2
Corporate and Other	14.3	24.6	34.2	48.3

Adjusted Operating Profit (Loss)	$328.7	$342.6	$726.1	$526.6
Consumer Products	130.1	107.0	92.0	93.8
Wizards of the Coast and Digital Gaming	181.2	203.4	551.1	422.5
Entertainment	13.2	8.1	49.1	(15.2)
Corporate and Other	4.2	24.1	33.9	25.5

Non-GAAP Adjustments include the following:
Acquisition-related costs (2)	$—	$—	$—	$1.9
Acquired intangible amortization (3)	12.5	14.5	37.3	49.4
Strategic transformation initiatives (4)	6.0	8.4	18.5	29.4
Restructuring and severance costs (5)	0.4	—	7.8	—
Loss on disposal of business (6)	—	473.0	24.4	473.0
eOne Film and TV business divestiture related costs (7)	7.9	16.2	7.9	16.9
Impairment of goodwill and intangible assets (8)	—	—	—	296.2
Total	$26.8	$512.1	$95.9	$866.8
(1) Amounts may not sum due to rounding
(2) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses included within Selling, Distribution and Administration.
(3) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(4) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(5) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(6) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(7) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(8) Impairment of goodwill and intangible assets represent non-cash charges incurred within the Entertainment segment related to the eOne Film and TV business.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Three Months Ended
	September 29, 2024	Diluted Per Share Amount	October 1, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$223.2	$1.59	$(171.1)	$(1.23)
Acquired Intangible Amortization (3)	9.4	0.07	11.0	0.08
Strategic transformation initiatives (4)	4.6	0.03	6.4	0.05
Restructuring and severance costs (5)	0.3	—	—	—
Loss on disposal of business (6)	—	—	369.0	2.66
eOne Film and TV business sale process charges (7)	6.1	0.04	12.5	0.09
Net Earnings Attributable to Hasbro as Adjusted	$243.6	$1.73	$227.8	$1.64

	Nine Months Ended
	September 29, 2024	Diluted Per Share Amount	October 1, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$419.9	$3.00	$(428.2)	$(3.09)
Acquisition and Related Costs (2)	—	—	1.7	0.01
Acquired Intangible Amortization (3)	28.0	0.20	38.6	0.28
Strategic transformation initiatives (4)	14.1	0.10	22.5	0.16
Restructuring and severance costs (5)	5.9	0.04	—	—
Loss on disposal of business (6)	24.4	0.17	369.0	2.66
eOne Film and TV business sale process charges (7)	6.1	0.04	13.0	0.09
Impairment of Goodwill and Intangible Assets (8)	—	—	279.9	2.01
Net Earnings Attributable to Hasbro as Adjusted	$498.4	$3.56	$296.5	$2.13

(1) Amounts may not sum due to rounding
(2) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) in the nine months ended October 1, 2023. The expense is included within Selling, Distribution and Administration.
(3) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(4) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $6.0 ($4.6 after-tax) and $18.5 ($14.1 after-tax) for the three and nine months ended September 29, 2024, respectively, and $8.4 ($6.4 after-tax) and $29.4 ($22.5 after-tax) for the three and nine months ended October 1, 2023, respectively.
(5) Restructuring and severance costs $0.4 ($0.3 after-tax) and $7.8 ($5.9 after-tax) for the three and nine months ended September 29, 2024, associated with cost-savings initiatives across the Company.
(6) Loss on disposal of a business of $24.4 ($24.4 after-tax) for the nine months ended September 29, 2024 and $473.0 ($369.0 after-tax) for the three and nine months ended October 1, 2023, related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(7) eOne Film and TV business divestiture related costs of $7.9 ($6.1 after-tax) for three months and nine months ended September 29, 2024 and $16.2 ($12.5 after-tax) and $16.9 ($13.0 after-tax) for the three and nine months ended October 1, 2023, respectively, as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(8) Impairment of goodwill and intangible assets represent non-cash charges of $296.2 ($279.9 after tax) for the three and nine months ended October 1, 2023 incurred within the Entertainment segment related to the eOne Film and TV business.